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                                                                     Exhibit 4.4

                              CERTIFICATE OF TRUST

                                       OF

                             KENNAMETAL FINANCING I

     This Certificate of Trust of Kennametal Financing I (the "Trust"), dated as of November 12, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

     1. NAME. The name of the business trust formed hereby is Kennametal Financing I.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware are Mark A. Ferrucci, c/o The Corporation Trust Company, 1209 Orange Street, Wilmington,
         Delaware 19801.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


    Robert L. McGeehan, not in his             David T. Cofer, not in his
    individual capacity but solely             individual capacity but solely
    as trustee                                 as trustee

    /s/ Robert L. McGeehan                     /s/ David T. Cofer
    -------------------------------            -------------------------------


    James E. Morrison, not in his              Mark A. Ferrucci, not in his
    individual capacity but solely             individual capacity but solely
    as trustee                                 as trustee

    /s/ James E. Morrison                      /s/ Mark A. Ferrucci
    -------------------------------            --------------------------------